Exhibit 99.1

                                         US AIRWAYS REPORTS APRIL TRAFFIC

                 ARLINGTON, Va., May 5, 2003 -- US Airways reported its April 2003 passenger traffic today.

       Revenue passenger miles for April 2003 decreased 14.1 percent on 13.8 percent less capacity compared to April 2002. The passenger load factor for the month was 74.1 percent, a 0.3 percentage point decrease compared to April 2002.

       Year-to-date 2003 revenue passenger miles decreased 14.1 percent on 13.2 percent less capacity compared to the first four months of 2002. The passenger load factor for the period was 69.3 percent, a 0.7 percentage point decrease compared to the same period in 2002.

       The three wholly owned subsidiaries of US Airways Group, Inc. -- Allegheny Airlines, Inc., Piedmont Airlines, Inc., and PSA, Inc. -- reported a 23.3 percent decrease in revenue passenger miles for the month of April on 20.3 percent less capacity. The passenger load factor was 53.5 percent, a 2.1 percentage point decrease compared to April 2002.

       Year-to-date 2003, Allegheny Airlines, Inc., Piedmont Airlines, Inc., and PSA, Inc., reported a 14.4 percent decrease in revenue passenger miles on 13.3 percent less capacity. The passenger load factor was 49.9 percent, a 0.6 percentage point decrease compared to the first four months of 2002.

       System mainline passenger unit revenue for April 2003 is expected to be even, or up 1.0 percent compared to April 2002.

       US Airways ended the month by completing 99.5 percent of its scheduled flights.

Certain of the information contained herein should be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect the company's current views with respect to current events and financial performance. Such forward looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the company's operations and business environment which may cause the actual results of the company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the company to operate pursuant to the terms of its financing facilities; the ability of the company to obtain and maintain normal terms with vendors and service providers; the company's ability to maintain contracts that are critical to its operations; the ability of the company to fund and execute its business plan; the ability of the company to attract, motivate and/or retain key executives and associates; the ability of the company to attract and retain customers; the ability of the company to maintain satisfactory labor relations; demand for transportation in the markets in which the company operates; economic conditions; labor costs; financing costs; aviation fuel costs; security-related costs; competitive pressures on pricing (particularly from lower-cost competitors) and on demand (particularly from low cost carriers and multi-carrier alliances); weather conditions; government legislation and regulation; impact of the Iraqi war; other acts of war or terrorism; the commencement of public trading and market acceptance of the company's new common stock; and other risks and uncertainties listed from time to time in the company's reports to the United States Securities and Exchange Commission. Other factors and assumptions not identified above are also involved in the preparation of forward-looking statements, and the failure of such other factors and assumptions to be realized may also cause actual results to differ materially from those discussed. The company assumes no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law.

	US AIRWAYS, INC.
SELECTED TRAFFIC STATISTICS

	April 2003	April 2002	Percent Change

Revenue Passenger Miles (000):
Domestic*	2,380,833	2,846,695	(16.4)
International*	677,133	712,547	(5.0)
Total - Scheduled Service	3,057,966	3,559,243	(14.1)
Total (Including Charter)	3,077,713	3,560,073	(13.5)

Available Seat Miles (000):
Domestic*	3,224,082	3,912,054	(17.6)
International*	903,560	875,916	3.2
Total - Scheduled Service	4,127,642	4,787,971	(13.8)
Total (Including Charter)	4,157,746	4,789,024	(13.2)

Passengers Boarded*	3,534,569	4,336,187	(18.5)
System Load Factor*	74.1	74.3	(0.3)
Average Passenger Journey*	865.2	820.8	5.4

* scheduled service

NOTE: Numbers may not add or calculate due to rounding

	US AIRWAYS, INC.
YEAR-TO-DATE 2003

	January -April 2003	January -April 2002	Percent Change

Revenue Passenger Miles (000):
Domestic*	8,785,435	10,749,739	(18.3)
International*	2,505,688	2,390,276	4.8
Total - Scheduled Service	11,291,123	13,140,015	(14.1)
Total (Including Charter)	11,332,907	13,142,221	(13.8)

Available Seat Miles (000):
Domestic*	12,787,985	15,669,120	(18.4)
International*	3,505,789	3,096,942	13.2
Total - Scheduled Service	16,293,774	18,766,062	(13.2)
Total (Including Charter)	16,368,064	18,768,738	(12.8)

Passengers Boarded*	12,961,406	16,161,449	(19.8)
System Load Factor*	69.3	70.0	(0.7)
Average Passenger Journey*	871.1	813.0	7.1

* scheduled service

NOTE: Numbers may not add or calculate due to rounding

	US AIRWAYS EXPRESS**
SELECTED TRAFFIC STATISTICS

	April 2003	April 2002	Percent Change
Revenue Passenger Miles (000)	108,669	141,659	(23.3)
Available Seat Miles (000)	203,272	255,001	(20.3)
Passengers Boarded*	487,603	623,686	(21.8)
System Load Factor*	53.5	55.6	(2.1)
Average Passenger Journey	222.9	227.1	(1.9)

	US AIRWAYS EXPRESS**
YEAR-TO-DATE 2003

	January - April 2003	January - April 2002	Percent Change
Revenue Passenger Miles (000)	400,283	467,582	(14.4)
Available Seat Miles (000)	802,575	926,156	(13.3)
Passengers Boarded*	1,802,771	2,116,632	(14.8)
System Load Factor*	49.9	50.5	(0.6)
Average Passenger Journey	222.0	220.9	0.5

*scheduled service ** Allegheny Airlines, Inc., Piedmont Airlines, Inc., and PSA Airlines, Inc.

NOTE: Numbers may not add or calculate due to rounding

NUMBER: 4525